Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interface, Inc. Savings and Investment Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-93679 and 333-10377) of our report dated June 26, 2008, relating to the financial statements and schedule of Interface, Inc. Savings and Investment Plan appearing on this Form 11-K for the year ended December 31, 2007.

/s/  BDO Seidman, LLP

BDO Seidman, LLP
Atlanta, Georgia

June 26, 2008